UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, the registrant announced the departure of John M. Roddy, Executive Vice President, Strategic Programs of Iridium Satellite LLC, effective November 4, 2013. Pursuant to the terms of his employment agreement dated as of December 31, 2010, if Mr. Roddy executes a release of all claims against the registrant and its affiliates, Mr. Roddy will be entitled to severance benefits consisting of (i) an amount equal to 12 months of his current base salary, paid according to Iridium Satellite’s normal payroll schedule, (ii) an amount equal to the annual bonus for the current year that he would have earned had he remained employed through the bonus payment date, based on actual achievement of the designated performance metrics, pro-rated based on the number of days served in the current year, (iii) up to 12 months’ of premiums to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, and (iv) reimbursement of certain moving and related expenses if he relocates within 12 months following the date of his termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: November 5, 2013	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer